UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 6, 2008
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On May 6, 2008, Blue Nile, Inc. issued a press release announcing financial results for the first quarter ended March 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.
The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly set forth by specific reference in such filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
5.02 (c) Appointment of Principal Financial Officer
On May 6, 2008, Blue Nile, Inc. (“Blue Nile”) announced that Marc Stolzman, age 41, was named Blue Nile’s Chief Financial Officer effective upon his commencement of employment with Blue Nile, which is expected to begin on June 9, 2008. A copy of the press release announcing the hiring of Stolzman as Chief Financial Officer is attached hereto as Exhibit 99.2.
Stolzman joins Blue Nile from Imperium Renewables, a biodiesel refining and manufacturing company, where he has served as its Chief Financial Officer since March 2007. Prior to Imperium Renewables, Stolzman served in various capacities at Starbucks Corporation, including Senior Vice President of Finance and Business Development of Starbucks Coffee International from July 2003 to January 2007, Chief Financial Officer of Starbucks Coffee Japan from 2001 to July 2003, and Vice President of Finance for North America from 1997 to 2001.
Stolzman holds a B.A. in Business Administration from Washington State University.
Pursuant to Stolzman’s offer letter, Stolzman will receive an annualized base salary of $280,000 and is eligible to earn an annualized target bonus award of $120,000 for fiscal year 2008 (employment for a partial month will be calculated for purposes of the annual bonus as if employed for the full month). This bonus award can range from 0% to 200% of the target depending upon Blue Nile’s performance and Stolzman’s individual performance against key objectives established by Blue Nile’s Compensation Committee. The corporate and individual performance objectives applicable to Stolzman’s bonus have not yet been established. Stolzman will also receive a signing bonus of $25,000 earned and paid upon the commencement of his employment.
Stolzman will be granted a non-statutory stock option to purchase 70,000 shares of common stock of the Company. The exercise price of his option will be the closing sales price as quoted on the NASDAQ National Market on the last market trading day prior to the commencement of Stolzman’s employment. His options will vest over 4 years, with one fourth (1/4) of the shares subject to the option vesting on the first-year anniversary of his start date and one forty-eighth (1/48) of the shares subject to the option vesting each month thereafter. Stolzman’s stock option grant will be issued under our 2004 Equity Incentive Plan (the “Plan”) and will be subject to the terms and conditions of such Plan and the award agreement associated with such grant. The Plan was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form S-1 Registration Statement.
Stolzman will be eligible to participate in Blue Nile’s standard benefits package, including medical and dental plans, life insurance and disability coverage, as well as our 401(k) Retirement Savings Plan.
The summary of the material terms of the offer letter set forth above is qualified in its entirety by reference to the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Blue Nile will enter into an indemnity agreement with Stolzman. This indemnity agreement will provide, among other things, that Blue Nile will indemnify Stolzman, under the circumstances and to the extent provided for in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amount he may be required to pay because of any claims made against him or by him in connection with any action, suit or proceeding which he is or may be made a party to by reason of his position as an officer or other agent of Blue Nile, and otherwise to the full extent permitted under Delaware law and our bylaws. A form of indemnity agreement was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form S-1 Registration Statement.
5.02 (b) Resignation of Principal Financial Officer
Effective upon the commencement of Stolzman’s employment with Blue Nile, Terri Maupin will no longer perform the functions of Blue Nile’s Principal Financial and Accounting Officer. Ms. Maupin will continue in her role as Blue Nile’s Vice President of Finance and Controller.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

10.1	Offer Letter between Blue Nile, Inc. And Marc Stolzman

99.1	Press release dated May 6, 2008, issued by Blue Nile, Inc.

99.2	Press release dated May 6, 2008 announcing Marc Stolzman as the new Chief Financial Officer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
	By:	/s/ Terri K. Maupin
Terri K. Maupin
Dated: May 6, 2008		Vice President of Finance and Controller (Principal Financial and Accounting Officer)